Exhibit 99.4

EMPLOYMENT AGREEMENT

THIS AGREEMENT, is made as of the 9th day of December, 2005, between FACTORY CARD OUTLET OF AMERICA LTD, an Illinois corporation (hereinafter, together with any successor thereof, referred to as the “Corporation”), and Jarett A. Misch (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Corporation desires to continue to employ the Executive after the date hereof, and the Executive is willing to render such services, in accordance with the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, the parties hereto agree as follows:

1. Effectiveness of Agreement. Notwithstanding any other provision of this Agreement, this Agreement shall supersede any prior employment agreement with the Executive.

2. Term. Unless earlier terminated pursuant to Sections 8, 9 and 10 below, the employment term shall begin on the on the date hereof, and shall continue until April 7, 2008 (the “Initial Term”); provided that such term shall be automatically extended for subsequent one-year terms terminating on the next succeeding anniversary date of this Agreement (each such term an “Additional Term,” and all such terms, collectively with the Initial Term, the “Employment Term” or “Term”) unless either the Executive or the Corporation shall have given written notice to the other party that such party does not desire to extend the term of this Agreement, such notice to be given at least sixty (60) days prior to the end of the Initial Term or an Additional Term, as applicable (such notice to be referred to herein as a “Notice of Non-Renewal”). Notwithstanding anything else herein and without implication for any other provisions hereof, the provisions of Sections 10 and 14 hereof shall survive and remain in effect notwithstanding the termination of the Employment Term for any reason or a breach or repudiation or alleged breach or repudiation by the Corporation of this Agreement or any one or more of its terms.

3. Duties and Extent of Services. (a) During the Term, the Executive shall serve as the Vice President, Controller and Chief Accounting Officer of the Corporation faithfully and to the best of his ability under the direction of the Chief Executive Officer of the Corporation and the Board of Directors of the Corporation (the “Board”), and shall devote substantially all of his business time, energy and skill to such employment. The Executive shall perform the duties commensurate with the position of Vice President, Controller and Chief Accounting Officer, including specific duties and services of a senior officer nature as the Board or the Chief Executive Officer of the Corporation, if any, shall reasonably request. The Executive’s title(s) shall not be changed and his functions and responsibilities shall not be materially diminished without his written consent.

4. Salary. During the Term, the Corporation agrees to pay the Executive an annual salary in the amount of One Hundred and Eighty Three Thousand Dollars ($183,000), subject to review and increases at the discretion of the Board. The Executive’s salary shall be paid in accordance with the Corporation’s payroll practices for its officers.

5. Annual Bonus. With respect to the Corporation’s fiscal year ending on January 28, 2006, the Executive shall be entitled to a bonus in accordance with the terms of the Corporation’s Management Incentive Program for such year in effect on the date hereof (“Current Incentive Program”), such bonus shall be the Target Bonus (as defined below) based on the actual salary paid to the Executive during such fiscal year. With respect to subsequent fiscal years, the Executive shall have a reasonable opportunity to earn a bonus of thirty percent (30%) of his annual salary (the “Target Bonus”) with respect to each fiscal year of the

Corporation during which the Executive is employed by the Corporation or any affiliate thereof, subject to the achievement of Corporation and/or individual performance objectives reasonably established by the Board and subject to increase or decrease based on actual performance compared to target objectives in a similar manner as the Current Incentive Program. Such bonus, if any, shall be paid in respect of any fiscal year within ninety (90) days after the end of such fiscal year of the Corporation or, if earlier, as soon as practicable following the Corporation’s receipt of its audited financial statement for such fiscal year.

6. Employee Benefits. During the Term, the Executive shall receive coverage and benefits under all medical, dental, retirement, life insurance, long-term disability insurance and other employee benefit plans and programs of the Corporation that are provided to officers of the Corporation generally and on a basis that is no less favorable than the terms and conditions generally applicable to officers of the Corporation, including but not limited to merchandise discounts and other allowances generally made available to senior officers or employees of the Corporation.

(b) During the Term, the Executive shall be entitled to participate in any profit-sharing, bonus or other incentive compensation or deferred compensation plans generally applicable to officers of the Corporation.

(c) During the Term, the Executive shall be entitled to four weeks of vacation with pay for each fiscal year of the Corporation.

(d) During the Term, the Executive shall be entitled to an automobile allowance of $400 per month.

(e) During the Term, the Corporation shall reimburse the Executive for all reasonable, ordinary and necessary expenses incurred by the Executive in the performance of the Executive’s duties hereunder in accordance with its practices generally applicable to its senior officers.

7. Equity Based Incentive Plans.

(a) The Executive shall be eligible to participate in the Corporation’s stock or equity based incentive plans or arrangements in accordance with the terms and conditions of such plans or arrangements, with the amount and timing of grants, if any, subject to the discretion of the Board or the Compensation Committee of the Board.

(b) Notwithstanding anything contained herein to the contrary, immediately following: (i) a Change in Control (defined below), (ii) a termination of the Executive’s employment without Cause (defined below), or (iii) a voluntary termination of employment by the Executive with Good Reason (defined below) all amounts, entitlements or benefits under any stock or equity based incentive plan or arrangement in which the Executive participates shall become fully vested and nonforfeitable.

8. Death or Disability.

(a) In the event of the death of the Executive during the Term, the Corporation shall pay to any one or more beneficiaries designated by the Executive pursuant to notice to the Corporation or, failing such designation, to the Executive’s estate, then salary (including accrued and unused vacation) and prorated Target Bonus for the fiscal year in which the Executive’s death occurs (or, if the Target Bonus for such fiscal year has not yet been established, the Target Bonus for the immediately preceding fiscal year) through the conclusion of the month in which the Executive’s death occurs.

(b) In the event that the Executive is unable by reason of any physical or mental condition to substantially perform his duties and responsibilities under this Agreement for a period of six (6) consecutive months or a period of six (6) months during any twelve-month period for the same or related condition, the Corporation shall have the right to terminate the Executive’s employment hereunder by giving him not less than thirty (30) days’ prior written notice of such termination and, upon the expiration of such notice period, the Executive’s employment hereunder shall terminate. Notwithstanding the foregoing, the Executive’s employment shall not be terminated pursuant to this Section 8(b) unless a majority of the members of the Board, or a majority of the members of any committee designated by the Board for such purpose, expressly finds that the Executive failed to substantially perform his duties and responsibilities for the period of time prescribed herein. In the event of such termination, the Corporation shall continue to pay to the Executive the salary and prorated Target Bonus for the fiscal year in which the Executive’s disability occurs (or, if the Target Bonus for such fiscal year has not yet been established, the Target Bonus for the immediately preceding fiscal year) until his termination date.

9. Termination for Cause by Corporation.

(a) The Executive’s employment hereunder may be terminated by the Corporation for Cause (as hereinafter defined). In the event that the Executive’s employment hereunder shall validly be terminated by the Corporation for Cause pursuant to this Section 9, all non-vested restricted stock and other non-vested equity compensation held by the Executive shall be cancelled, the Corporation shall pay to the Executive all of his accrued but unpaid salary under Section 4 through the effective date of such termination (including accrued and unused vacation) and all accrued and unpaid bonuses in respect of prior fiscal years and, notwithstanding anything in this Agreement to the contrary, thereafter shall have no further obligations under this Agreement. The Executive shall have the obligations provided for in Section 12 hereof, to the extent applicable pursuant to its terms.

(b) The Corporation shall give the Executive not less than thirty (30) days’ prior written notice of the Corporation’s intent to terminate the Executive’s employment for Cause. Such notice shall (i) indicate the specific termination provision of this Agreement relied upon, (ii) set forth in reasonable detail the facts and circumstances claimed to provide a basis for the termination of the Executive’s employment under the provision so indicated, (iii) state specifically whether the Corporation believes that the basis for asserting Cause is or is not curable, and (iv) specify a specific termination date. The Executive shall have the right, if the basis for such Cause is curable, to cure the same within a reasonable period of time, provided that the Executive shall have cured such Cause within thirty (30) days of the date of such written notice and diligently prosecutes such effort thereafter. Notwithstanding the foregoing, (i) the Executive shall only be entitled to a three (3) business day cure period with respect to the acts or omissions set forth in clauses (iv) and (v) of the definition of “Cause” in Section 9(c) below, and (ii) the Executive shall not be entitled to a cure period in cases of repeated acts or omissions (provided that notice with respect to such act or omission shall have been given at least once). The Executive’s employment may not be terminated for Cause unless a majority of the members of the Board of Directors of the Corporation, or a majority of the members of any committee designated by the Board of Directors of the Corporation for such purpose, finds, after affording the Executive and the Executive’s counsel a reasonable opportunity to be heard, that termination for Cause is justified and that either the basis for the Cause is not curable or there is no reasonable prospect that the Executive will promptly cure the basis for Cause. Notwithstanding anything contained in this Agreement to the contrary, in lieu of the thirty (30) days notice under this Section 9(b), the Corporation may, at its sole discretion, elect to place the Executive on unpaid leave for such period, or for such period during which the Executive has failed to cure an alleged event of Cause during the applicable thirty (30) day period; provided, however, that if the

Executive shall have cured the event of Cause, as determined in the sole discretion of the Board, or if the Board shall have determined no Cause to have existed, the Executive shall be reinstated to his position and shall receive all salary and other compensation due hereunder which remained unpaid during the period in which the Executive was placed on leave.

(c) For the purposes of this Agreement, “Cause” means, as a basis for termination of employment, any act or any failure to act on the part of the Executive which constitutes:

(i) fraud, embezzlement, theft or dishonesty against the Corporation or any of its affiliates, or the Board of Directors of the Corporation or any of its affiliates;

(ii) a willful or grossly negligent material violation of law in connection with or in the course of the Executive’s duties or employment with the Corporation or any of its affiliates;

(iii) a felony for which the Executive is convicted or pleads guilty or nolo contendere;

(iv) willful or grossly negligent engagement in any Competing Business (as defined in Section 12(a) of this Agreement) activity competitive with the business of the Corporation as to which the Corporation has notified the Executive in writing and the Executive has not ceased (other than for reasons beyond the control of the Executive) within three (3) business days following such notice of his participation in such activity;

(v) a willful failure to follow reasonable directions or instructions of the Chief Executive Officer of the Corporation (or, the Board) which are consistent with the Executive’s position and responsibilities as of the date of this Agreement (as such position and responsibilities may be changed from time to time with the prior consent of the

Executive), and such failure shall have continued (other than for reasons beyond the control of the Executive) for a period of three (3) business days after receipt of written notice thereof from the Corporation;

(vi) willful or grossly negligent breach of any express, material employment policy of the Corporation, which policy was communicated to the Executive; or

(vii) willful and wrongful damage to material property of the Corporation or any of its affiliates;

provided, however, no act or failure on the part of the Executive shall be deemed to be “willful” if it was due primarily to an error in judgment or negligence.

10. Severance.

(a) In the event that the Executive’s employment hereunder is terminated during the Term (i) by the Corporation other than for Cause, or (ii) by the Executive for Good Reason (as hereinafter defined) pursuant to a Notice of Termination (as hereinafter defined), then the Corporation shall continue the Executive’s participation (including participation by his spouse and other dependents) on the same basis as other senior officers in its medical and dental plans or arrangements, which plans and arrangements shall not include any life insurance or disability plans or arrangements (“Medical and Dental Plans”), and the Corporation will continue to pay the costs of coverage of the Executive and his spouse and other dependents under the Medical and Dental Plans on the same basis as other active officers of the Corporation covered under such Medical and Dental Plans, for the greater of twelve (12) months or the remainder of the Term (the “Severance Period”; provided that if the Executive’s employment hereunder is terminated during the Term (i) by the Corporation other than for Cause, or (ii) by the Executive for Good Reason pursuant to a Notice of Termination and, in the case of clause (i) or (ii), such termination occurs after a Change of Control, then the “Severance

Period” shall be eighteen (18) months); provided, however, that if such continued participation in the Medical and Dental Plans is not possible under the terms thereof, the Corporation will provide the Executive with substantially identical benefits for the remainder of such period or an amount in cash equal to the cost to the Corporation for providing such benefits, paid in accordance with Section 10(e) of this Agreement. Notwithstanding the foregoing, the Corporation’s obligations pursuant to the first sentence of this Section 10(a) shall cease and terminate in the event that the Executive is, or becomes, eligible for coverage under a medical plan of a successor employer or a spouse’s employer. The Corporation shall also pay to the Executive severance payments in cash equal to the sum of (x) the amount of the Executive’s then current base annual salary and (y) the Target Bonus for the fiscal year in which the termination occurs (or, if the Target Bonus for such fiscal year has not yet been established, the Target Bonus for the immediately preceding fiscal year), multiplied by the quotient obtained by dividing the number of days during the Severance Period, by three hundred sixty-five (365). In addition, the Executive shall be entitled to the payment of any accrued and unpaid salary (including accrued and unused vacation) through the date of termination, any accrued and unpaid bonuses in respect of prior fiscal years, any bonus, determined under Section 5, in respect of the fiscal year in which the termination occurs, prorated through the date of termination. Further, the Executive shall be provided with outplacement assistance commensurate with the Executive’s position with the Corporation during the Severance Period following the Executive’s termination of employment. Except as set forth in Sections 2, 7(b), 8 and Section 10(a), 10(b)(iv) and 10(f) hereof, the Corporation shall have no further obligations under this Agreement in the event of the Executive’s termination of employment under this Section 10. The Executive shall have the obligations provided under Section 12 hereof, to the extent applicable pursuant to its terms.

(b) For the purpose of this Agreement, “Good Reason” shall mean the occurrence, without the Executive’s express written consent, of any of the following circumstances unless, in the case of paragraphs (i), (v), (vi) or (vii) below, such circumstances are fully corrected prior to the Date of Termination (as defined below) specified in the Notice of Termination (as defined below) given in respect thereof:

(i) Executive is assigned to any duties materially inconsistent with the Executive’s status as Vice President, Controller and Chief Accounting Officer of the Corporation, removal from such position, or a material diminution in the nature or status of the Executive’s responsibilities;

(ii) any person shall be elected to any other office or position with the Corporation having substantially similar duties and responsibilities with the Executive and, not more than sixty (60) days thereafter, the Executive, in his sole discretion, shall elect to terminate his employment pursuant to a Notice of Termination (as hereinafter defined);

(iii) a reduction by the Corporation in the Executive’s salary payable pursuant to Section 4 hereof;

(iv) (A) the relocation of the Executive’s principal work location to a location more than fifty (50) miles from its location as of the date hereof; (B) the Corporation requiring the Executive to be based anywhere other than the executive office in which the Executive is currently located except for required travel on the Corporation’s business to an extent substantially consistent with the Executive’s present business travel obligations; or (C) the Corporation requiring any relocation that would materially adversely affect the Executive’s maintenance of his current residence in connection with his duties hereunder;

(v) the failure of the Corporation to obtain an agreement in form and substance reasonably satisfactory to the Executive from any successor to assume and agree to perform this Agreement, or such other agreement reasonably satisfactory to the Executive;

(vi) solely in the event of a “Change in Control” (as defined in Section 11(a) hereof), the failure by the Corporation to continue in effect any material employee benefit plan, program or arrangement in which the Executive participates, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) reasonably acceptable to the Executive has been made in such plan, or the failure by the Corporation to continue the Executive’s participation therein on the same basis, both in terms of the amount of benefits provided and the level of the Executive’s participation relative to other participants, as existed at the date of this Agreement; or

(vii) any material breach of this Agreement by the Corporation.

(c) The Executive’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder. Any purported termination of the Executive’s employment for Good Reason by the Executive shall be pursuant to a written Notice of Termination to the Corporation. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall (i) indicate the specific termination provision in this Agreement relied upon, (ii) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated, and (iii) specify a Date of Termination. “Date of Termination” shall mean the date specified in the Notice of Termination (which shall not be less than thirty (30) days nor more than sixty (60) days from the date such Notice of Termination is given).

(d) The Executive may request confirmation that an event constituting Good Reason has occurred by providing a proposed Notice of Termination (as described above)

to the Board, and such proposed Notice of Termination shall not be effective unless the Board confirms that Good Reason exists. The Board shall render its decision in writing within twenty-one (21) days following receipt of any such proposed Notice of Termination. Any confirmation of Good Reason by the Board shall be binding on the Corporation, but the Board’s determination that Good Reason does not exist shall not be binding on the Executive who may nonetheless elect in writing to proceed with the Notice of Termination.

(e) Any severance payment hereunder shall be payable by the Corporation to the Executive (or, in the event of the Executive’s death or incapacity, the Executive’s legal representative) in cash (less such amounts as shall be required to be withheld by the Corporation pursuant to applicable laws and regulations) in equal installments over the Severance Period in accordance with the Corporation’s payroll practices for its officers commencing with the first such payroll date following the date of the termination of the Executive’s employment with the Corporation and its subsidiaries; provided that, upon a Change of Control, any remaining severance payments due hereunder shall be payable in a single lump sum payment immediately prior to the consummation of such Change of Control; provided further that, in the event that any severance payment hereunder arises from a termination occurring after a Change in Control, such payment shall be payable by the Corporation in a single lump sum payment immediately after such termination. Notwithstanding the foregoing, to the extent required by Section 409A of the Internal Revenue Code of 1986 (the Code”), any severance payment hereunder to the Executive shall not be made before the date which is six months after the date of the Executive’s separation from service (within the meaning of Section 409A(a)(2)(B)(i) of the Code) or, if earlier, the date of death of the Executive’s. In the event the payment delayed under the immediately preceding sentence of this Section 10(e) arises from a termination occurring after Chance in Control, the Corporation shall, prior to the Executive’s termination of employment: (i) create a trust of the type commonly referred to as a “rabbi” trust with terms substantially similar (but not identical) to the terms of the model trust published by the Internal Revenue Service in Rev. Proc. 92-64 and the other terms specified below (a “Trust”); and (ii) deposit the aggregate amount of such severance payment into the Trust. The terms of the Trust shall provide: (i) for a trustee acceptable to the Executive; (ii) that the funds held by the Trust shall remain the general assets of the Corporation, which is the grantor of the Trust; (iii) that the rights of the Executive under the Trust shall be exclusively unsecured contractual rights; (iv) that the funds deposited in the trust shall be invested in a money market fund or account insured by the FDIC; (v) that all income earned on the funds held by the Trust shall be reported as income by the Corporation for federal, state, local and foreign tax purposes; (vi) that the Corporation shall pay all costs of establishing and maintaining the Trust and shall indemnify the Trustee against any and all expenses, including attorney fees, claims, liabilities, loss and damages arising out of or relating to the establishment and maintenance of the Trust; (vii) that the Trust shall not be revoked or the principal invaded by the Corporation unless the Corporation is “insolvent” as defined for purposes of Rev. Proc. 92-64; and (viii) that the funds deposited in the Trust and all income earned on such funds shall be paid to the Executive as soon as permitted by this Section 10(e).

(f) In the event that the benefits provided for in this Section 10, or otherwise payable to the Executive constitute “excess parachute payments” within the meaning of Section 280G of the Code (or any successor section), and the Executive will be subject to the excise tax imposed by Section 4999 of the Code (or any successor section), then the Executive shall receive, in addition to any other amounts payable under this Agreement: (i) a lump sum payment from Corporation sufficient to pay such excise tax plus (ii) an additional lump sum payment from the Corporation sufficient to pay the excise tax and federal and state income and employment taxes arising from the payments made by Corporation pursuant to this sentence (such payments, the “Gross-Up Payment”). Unless Corporation and the Executive otherwise agree in writing, the determination of the Executive’s excise tax liability and the amount required to be paid under this Section 10(f) shall be made in writing by Corporation’s independent auditors who are primarily used by the Corporation immediately prior to the termination of employment, or, if earlier, immediately preceding a Change in Control (the “Accountants”). For purposes of making the calculations required by this Section 10(f), the Executive shall be deemed to pay federal income taxes at the highest marginal rates of federal income taxation applicable to individuals in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation applicable to individuals as are in effect in the state and locality of the Executive’s residence in the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes that can be obtained from deduction of such state and local taxes, taking into account any limitations applicable to individuals subject to federal income tax at the highest marginal rates. The Corporation and the Executive shall furnish the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 10. The Corporation shall bear all fees and costs incurred in connection with the Accountant’s determination. Notwithstanding anything contained in this paragraph to the contrary, the Executive shall not be entitled to any additional Gross-Up Payments for taxes incurred in connection with the Gross-Up Payment provided hereunder.

11. Change in Control.

(a) A “Change in Control” shall be deemed to have occurred if (1) any “Person” (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is or becomes the “beneficial owner” (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation that are entitled to vote generally in the election of directors of the Company (“Voting Securities”) representing thirty percent (30%) or more of the combined voting power of the Corporation’s then outstanding Voting Securities; or (2) during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the members of the Board (the “Incumbent Directors”) and any new director, whose election to the Board or nomination for election to the Board by the Corporation’s stockholders was approved by a vote of at least two-thirds (2/3) of the Incumbent Directors or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or (3) the Corporation shall merge with or consolidate into any other corporation, other than a merger or consolidation which would result in the holders of the Voting Securities of the Corporation outstanding immediately prior thereto holding immediately thereafter securities representing at least seventy-five percent (75%) of the combined voting power of the Voting Securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; except that a merger or consolidation effected to implement recapitalization of the Corporation (or similar transaction) in which no Person (other than Corporation or an employee benefit plan sponsored by the Corporation) acquires more than thirty percent (30%) of the combined voting power of the Corporation’s then outstanding Voting Securities shall not constitute a Change in Control; or (4) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or such a plan is commenced; or (5) the Corporation enters into or the stockholders of the Corporation approve an agreement for the sale and disposition of all or substantially all of the Corporation or of all or substantially all of the Corporation’s assets.

(b) Upon a Change in Control, the Executive may elect, at any time during the immediately following ninety (90) days, to sell all or any portion designated by the Executive of the shares of common stock of the Corporation owned by the Executive, including any such shares acquired upon the exercise of any warrants or stock options, to the Corporation for the highest value per share as of the date of the Change in Control received by any other Person directly or indirectly in respect of its shares of common stock of the Corporation, including, but not limited to, by reason of a sale or other disposition of shares of the Corporation. The purchase price shall be paid in the same property received by other stockholders of the Corporation.

(c) In the event shares of common stock of the Corporation owned by the Executive or any securities issued in exchange therefor are not publicly traded on the date of the Executive’s termination of employment for any reason other than Cause on or after a Change in Control, the Executive shall be entitled to sell such shares or other securities to the Corporation for cash equal to their aggregate fair market value, without any minority or marketability discount, (as determined in the reasonable, good faith discretion of the Board of Directors of the Corporation or, if the Executive does not accept such fair market value, by an independent valuation from an accounting firm or other valuation expert mutually selected by the Corporation and the Executive). The cost of the independent valuation shall be paid by the Corporation, except such cost shall be shared equally by the Corporation and the Executive in the event the aggregate fair market value of the shares or other securities determined by the independent valuation exceeds the aggregate fair market value determined by the Board of Directors by less than five percent (5%) of the Board’s determination.

12. Confidential Information, Non solicitation, Non-compete.

(a) The Corporation owns and has developed, and will develop, certain proprietary techniques and confidential information which have great value to its business (referred to in this Agreement, collectively, as “Confidential Information”). Confidential Information includes not only information disclosed by the Corporation to the Executive, but also information developed or learned by the Executive during the course or as a result of employment with the Corporation, which information shall be the property of the Corporation. Confidential Information includes all information that has or could have commercial value or other utility in the business in which the Corporation is engaged or in any business in which the Executive is aware the Corporation is contemplating engaging, and all information of which the unauthorized disclosure could be detrimental to the interests of the Corporation, whether or not such information is specifically labeled as Confidential Information by the Corporation. By way of example and without limitation, Confidential Information includes any and all information developed, obtained or owned by the Corporation concerning trade secrets, techniques, know-how, business plans, strategies, forecasts, unpublished financial information, orders, agreements and other forms of documents, price and cost information, merchandising opportunities, expansion plans, store plans, budgets, projections, customer, supplier and subcontractor identities, characteristics and agreements, and salary, staffing and employment information. Notwithstanding the foregoing, Confidential Information shall not include any information which (i) was in the public domain at the time of receipt by the Executive or thereafter without breach or violation of this Agreement, (ii) was furnished to the Executive by a third party lawfully entitled to do so and not known to the Executive to be bound by a confidentiality agreement to Corporation, or (iii) is required to be disclosed by any governmental authority or in any legal proceeding.

(b) The Executive acknowledges and agrees that in the performance of duties hereunder the Corporation discloses to and entrusts the Executive with Confidential Information which is the exclusive property of the Corporation and which the Executive may possess or use only in the performance of duties for the Corporation. The Executive also acknowledges that the Executive is aware that the unauthorized disclosure of Confidential Information, among other things, may be prejudicial to the Corporation’s interests, and an improper disclosure of trade secrets. The Executive shall not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any corporation, partnership, individual or other third party, other than in the course of the Executive’s assigned duties and for the benefit of the Corporation, any Confidential Information, either during the Term or thereafter.

(c) In the event the Executive’s employment with the Corporation ceases for any reason, the Executive will not remove from the Corporation’s premises without its prior written consent any records, files, drawings, documents, equipment, materials and writings received from, created for or belonging to the Corporation, including those which relate to or contain Confidential Information, or any copies thereof. Upon request or when employment with the Corporation terminates, the Executive will immediately deliver the same to the Corporation to the extent that any of the foregoing are not at the Corporation’s premises.

(d) The Executive and Corporation agree that the Executive shall not disclose to Corporation or use for the Corporation’s benefit, any information which may constitute trade secrets and confidential information of third parties, to the extent they exist.

(e) During the Employment Term and for twelve (12) thereafter (the “Prohibited Period”), the Executive will not engage in any Competing Business or engage in Solicitation.

(f) The prohibitions on engaging in a Competing Business set forth in Section 12(e) above shall mean participating, directly or indirectly, in any manner whatsoever including, without limitation, either individually, or in partnership, jointly or in conjunction with any other person, firm or corporation, or as employee, principal, agent, director, officer, investor, lender, consultant or shareholder (other than by way of less than five percent (5%) ownership of stock in a publicly traded company or limited partnership); provided, however, that such participation shall not include any activity engaged in with the prior written approval of the Board. For purposes of this Agreement, “Competing Business” shall mean (i) any entity or business listed on Exhibit A hereto and (ii) any other entity or business: (x) engaged in the operation of retail stores for the primary purpose of selling greeting cards, gift wrap and party supplies and which operates such retail stores in any market in which the Corporation is operating a retail store at the time of the Executive’s termination of employment, or a market into which the Executive knows the Corporation is intending to enter; or (y) is engaged in the primary business of the manufacture and distribution of greeting cards, gift wrap and party supplies. For purposes of this Agreement, “Solicitation” shall mean recruiting, soliciting or inducing, directly or indirectly, any non-clerical employee or employees of the Corporation or any advisor or consultant to the Corporation to terminate their employment, or otherwise cease their relationship with the Corporation or hiring, retaining or assisting another person or entity to hire or retain any employee of the Corporation or any advisor or consultant to the Corporation or any person who within six (6) months before had been a non-clerical employee, advisor or consultant of the Corporation or any of its Affiliates.

(g) If any restriction set forth herein is found by any court of competent jurisdiction, or an arbitrator, to be unenforceable because it extends for too long a period of time or over too great a range of activities or over too broad a geographic area (as applicable), it shall be interpreted to extend over a maximum period of time, range of activities or geographic area as to which it may be enforceable.

(h) The Executive acknowledges and agrees that the remedy at law available to the Corporation for breach of any provision of this Section 12 would be inadequate, and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, the Executive acknowledges, consents and agrees that, in addition to any other rights or remedies which the Corporation may have at law, in equity or under this Agreement, upon adequate proof of violation of any provision of Section 12, the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage.

13. Prior Agreements; Amendments; Taxes. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and from and after the date hereof supersedes all prior agreements and understandings between the Corporation and the Executive. This Agreement may only be modified by an instrument, in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. All payments under this Agreement shall be subject to applicable withholding and other employment taxes, to the extent required by law.

14. Survival of Provisions. The provisions of Sections 12 through 21 hereof shall survive the termination or expiration of this Agreement, irrespective of the reason therefor.

15. Assignability and Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Corporation and its successors and permitted assigns and upon the Executive and his heirs, executors, legal representatives successors and permitted assigns. However, neither party may assign, transfer, pledge, encumber, hypothecate or otherwise dispose of this Agreement or any of its or his rights hereunder without the prior written consent of the other party, and any such attempted assignment, transfer, pledge, encumbrance, hypothecation or other disposition without such consent shall be null and void and without effect.

16. Headings. The paragraph headings contained herein are included solely for convenience of reference and shall not control or affect the meaning or interpretation of any of the provisions of this Agreement.

17. Legal Expenses. The Corporation shall pay the Executive’s reasonable legal fees and expenses incurred in connection with any enforcement or defense by the Executive of his rights hereunder, except with respect to any claim made by the Executive which is frivolous or has no material likelihood of success.

18. Notices. Any notices or other communications hereunder by either party shall be in writing and shall be deemed to have been duly given if delivered personally to the other party or sent by registered or certified mail, return receipt requested, to the other party at the address set forth below or at such other address as such other party may designate in conformity with the foregoing: Factory Card Outlet of America Ltd., 2727 Diehl Road, Naperville, IL, 60563-2371, and Jarett A. Misch,                             , Illinois                     .

19. Severability. Each provision hereof is severable from this Agreement and if one or more provisions hereof are declared invalid, the remaining provisions shall nevertheless remain in full force and effect.

20. Indemnification. The Corporation hereby agrees to indemnify the Executive (and the Executive’s legal representatives or other successors), against all liabilities, costs, charges and expenses whatsoever incurred or sustained by the Executive (or the Executive’s legal representatives or other successors) in connection with any threatened, pending or completed action, suit or proceeding to which the Executive (or the Executive’s legal representatives or other successors) may be made a party or may be threatened to be made a party by reason of the Executive’s being or having been a director, officer, employee, or agent of the Corporation or serving or having served at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted under the Corporation’s by-laws as in effect on the date hereof.

21. No Duty to Mitigate. The Executive shall not be required to mitigate the amount of any damages that the Executive may incur or other payments to be made to the Executive hereunder as a result of any termination or expiration of this Agreement, nor shall any payments to the Executive be reduced by any other payments the Executive may receive.

22. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois applicable to contracts made and to be performed herein, without giving effect to the principles thereof relating to the conflict of laws.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

FACTORY CARD OUTLET OF AMERICA LTD.

By:
Name:
Title:

EXECUTIVE

Jarett A. Misch

EXHIBIT A

Party City Corp and its affiliates

Party America and its affiliates